Exhibit 99.1

  Pacific Energy Partners, L.P. Reports Earnings for Fourth Quarter
           and Full Year 2005; Provides Guidance for 2006;
             Over $100 Million in Growth Projects in 2006


    LONG BEACH, Calif.--(BUSINESS WIRE)--Feb. 2, 2006--Pacific Energy Partners, L.P. (NYSE:PPX) ("Pacific Energy" or the "Partnership") announced that net income for the three months ended December 31, 2005, was $11.8 million, or $0.30 per limited partner unit, compared to net income of $8.6 million, or $0.29 per limited partner unit, for the three months ended December 31, 2004. Recurring net income for the three months ended December 31, 2005 was $12.3 million, or $0.31 per limited partner unit, compared to recurring net income of $9.4 million, or $0.31 per limited partner unit, in the fourth quarter of 2004. Recurring net income for the fourth quarter of 2005 excludes a $0.5 million write-down of an idle Pacific Terminals property and recurring net income for the fourth quarter of 2004 also excludes a similar write-down of $0.8 million. All per unit amounts in the text of this news release are reported on a diluted basis.
    On January 20, 2006, Pacific Energy declared a cash distribution of $0.555 per unit for the fourth quarter of 2005, or $2.22 per unit annualized. This distribution is 8.3% greater than the distribution declared for the quarter ended September 30, 2005, and 11.0% greater than the distribution declared for the quarter ended December 31, 2004. The distribution will be paid on February 14, 2006, to holders of record as of January 31, 2006.
    Distributable cash flow to the limited partners for the fourth quarter of 2005 was $19.1 million. On a diluted, weighted average basis, there were 39,298,000 limited partner units outstanding during the fourth quarter of 2005, which is approximately 32% more than in the fourth quarter of 2004. The increase in units outstanding is attributable to the equity offerings Pacific Energy completed for the financing of the acquisition of assets from Valero L.P.
    The results for the quarter ended December 31, 2005, reflect the addition of assets acquired from Valero L.P., increased margins for Pacific Marketing and Transportation ("PMT"), increased tank utilization for Pacific Terminals and increased pipeline volumes in the Rocky Mountains. These increases were partially offset by lower pipeline volumes and higher pipeline repair expense on the West Coast, as well as lower revenues on the Rangeland Pipeline system.
    Recurring net income for the year ended December 31, 2005, was $47.0 million, or $1.42 per limited partner unit, compared with $39.4 million, or $1.36 per limited partner unit, for the year ended December 31, 2004.
    "We had an excellent year in 2005, as evidenced by our distribution growth of 11%, particularly after considering the cost of rain-related repairs in Southern California and Alberta," stated Irv Toole, President and CEO. "Both of our strategic business units continue to grow and the refined products storage and pipeline assets we acquired from Valero L.P. in September 2005 have met all of our expectations. We are extremely excited about the prospects for continued growth through acquisition as well as internal growth projects of approximately $106 million scheduled for 2006."

    OPERATING RESULTS BY SEGMENT

    WEST COAST BUSINESS UNIT

    Operating income was $18.4 million for the three months ended December 31, 2005, compared to $11.0 million in the corresponding period in 2004. The largest portion of this increase was associated with the addition of the Northern California and East Coast terminals that were acquired on September 30, 2005, from Valero L.P.
    Margins for PMT were greater in the fourth quarter of 2005 compared to the fourth quarter of 2004. In addition, certain crude oil contracts that were acquired on July 1, 2005, have added to the business. Pacific Terminals' storage facilities had a higher rate of utilization during the 2005 quarter than in the fourth quarter of 2004.
    West Coast pipeline volumes to Los Angeles destinations for the three months ended December 31, 2005, were approximately 23% lower than in the fourth quarter of 2004. During the 2005 quarter, volumes were impacted by refinery issues in Los Angeles, as well as declines in San Joaquin Valley (SJV) and Outer Continental Shelf (OCS) production. The effect on revenue of the decline in Los Angeles delivered volumes was partially offset by increased tariffs, as well as higher Bakersfield area deliveries. In addition, in the fourth quarter of 2004, Northern California refinery maintenance resulted in the shift of some volume south to the Los Angeles area.
    Pacific Energy continued to incur costs for pipeline repairs associated with last winter's record rainfall: $0.4 million of pipeline repair costs and $2.5 million of sustaining capital expenditures were incurred in the fourth quarter of 2005.

    ROCKY MOUNTAIN BUSINESS UNIT

    Operating income was $7.3 million for the three months ended December 31, 2005, compared to $6.8 million in the corresponding period of 2004. The Rocky Mountain Products Pipeline, formerly Valero L.P.'s West Pipeline, provided additional pipeline income for the quarter. In addition, increased crude oil demand by Salt Lake City refiners, as well as increased tariff rates, helped drive higher pipeline revenues.
    In Canada, higher revenues resulted from increased location differentials and higher volumes transported south to the U.S. The higher revenues were reduced however for the correction of a billing error, identified by Pacific Energy, related to one of its buy/sell customers, which had occurred since the time of the acquisition of Rangeland in May 2004. The billing error amounted to approximately $2.4 million pre-tax. The new receiving terminal and pump station in Edmonton, which will provide direct access to supplies of synthetic and other types of crude oil, should begin operations by the end of February 2006.
    To further meet the increasing crude oil demand in Salt Lake City, including increasing demand for heavy Canadian crude oil and Canadian synthetic crude oil, Pacific Energy is finalizing its plans to construct a new 16-inch pipeline from the terminus of Frontier Pipeline near Evanston, Wyoming to the Salt Lake City refining complex. This expansion will occur in two phases, the first taking place in 2006. Pacific Energy has obtained the necessary permits for the initial phase of the expansion and is currently working with shippers to finalize the project. Once the first phase is completed, additional capacity will be available immediately, and the second phase will be constructed in 2007.
    In January 2006, Pacific Energy acquired the assets of La Barge Trucking, Inc., a Wyoming crude oil trucking company, with 9 trucks, 27 trailer units and 13 employees. The La Barge operation has been integrated with Pacific Energy's existing crude oil trucking business in the Rocky Mountain region, providing additional trucking services to handle increasing production in the region.

    FULL YEAR RESULTS

    For the year ended December 31, 2005, net income was $39.6 million, or $1.25 per limited partner unit, compared to $35.7 million, or $1.23 per limited partner unit for the year ended December 31, 2004. Recurring net income for the year ended December 31, 2005, was $47.0 million, or $1.42 per limited partner unit, compared with $39.4 million, or $1.36 per limited partner unit, for the year ended December 31, 2004.
    Recurring net income for the year ended December 31, 2005, excludes a $2.0 million expense for the insurance deductible associated with the remediation of the Pyramid Lake oil release on Line 63, a $3.1 million expense related to the accelerated vesting of restricted units under Pacific Energy's long-term incentive plan as a result of the change in control attributable to the purchase of Pacific Energy's general partner by LB Pacific, LP, a $1.8 million expense as a result of the general partner purchase transaction (an item that was required to be recorded as a partnership expense with the general partner's payment of the item recorded as a capital contribution), and a $0.5 million write-down of an idle Pacific Terminals property. Recurring net income for the year ended December 31, 2004, excludes a $2.9 million write-off of deferred financing costs and a $0.8 million write-down of an idle Pacific Terminals property.
    Recurring net income for 2005 reflects the benefit of a full year of operations for the Rangeland system, which was acquired in May 2004, and the acquisition of the Rocky Mountain Products Pipeline and the Northern California and East Coast terminals, on September 30, 2005. In addition, Pacific Energy realized higher pipeline volumes in the Rocky Mountains, higher margins and new contracts at PMT, and higher storage and terminaling revenues for Pacific Terminals. Partially offsetting these increases were lower West Coast pipeline volumes, repairs and maintenance expense associated with earth movement and stream erosion problems caused by the record rainfall in Southern California and Alberta, and unscheduled repairs of two Pacific Terminals tanks. General and administrative expense increased as a result of growth of the Partnership. Increased interest expense reflects the debt portion of financing the acquisitions.
    In March 2005, Pacific Energy experienced an oil release on Line 63 in northern Los Angeles County, which was caused by a rain-induced landslide. In addition, record rainfall in Southern California caused stream erosion and earth movement, exposing the Partnership's pipelines in multiple locations. The total costs associated with the oil recovery and restoration effort for the oil release are now estimated at $26 million, of which Pacific Energy is paying $2.0 million for its insurance deductible. On August 1, 2005, we initiated a temporary surcharge of $0.10 per barrel on Line 63 long haul tariff rates to recover the repair costs and insurance deductible.
    As a result of the repairs related to the record rainfall in California last winter and in Alberta last summer, which were not insured, a total of $3.0 million or $0.09 per limited partner unit was expensed during 2005. In addition, $4.5 million of sustaining capital was incurred. The Partnership expects to incur an additional $1.1 million of expense in 2006 to complete the repairs in California.
    For full year 2005, distributable cash flow to the limited partners was $66.8 million. On a diluted weighted average basis, there were 32,414,000 limited partner units outstanding.

    PIER 400

    Pacific Energy continues to advance the Pier 400 deepwater import terminal project in the environmental permitting process. Issuance of the draft environmental impact study is anticipated in the first quarter of 2006, at which time a public comment period will commence. Other approvals or permits which Pacific Energy needs to obtain are approvals from the Board of Harbor Commissioners and the City of Los Angeles, and a permit to construct from the South Coast Air Quality Management District. Pacific Energy expects to have these permits and approvals necessary to begin construction early in the fourth quarter of 2006. Once those permits have been obtained, the construction period will commence. Pacific Energy expects that it will take approximately 16 months to complete the project after construction begins.

    LOOKING FORWARD

    For the full year ending December 31, 2006, Pacific Energy is forecasting net income of $1.55 to $1.70 per unit. For the first quarter ending March 31, 2006, Pacific Energy is forecasting net income of $0.33 to $0.39 per unit.
    Included in this guidance is EBITDA (earnings before interest, taxes, depreciation and amortization) for the first quarter of 2006 of $31 million to $36 million and EBITDA for the full year ending December 31, 2006 of $142 million to $151 million.
    For the full year, Pacific Energy is budgeting total capital expenditures of $120 million, including $106 million for expansion projects, $6 million for transition capital projects, and $8 million to $9 million for sustaining capital projects.
    The expansion capital relates to numerous projects that will increase cash flow beginning in 2006. There will be $23 million of expansion capital associated with the recently acquired Valero L.P. assets. For Pacific Terminals, Pacific Energy expects to invest $11 million for the refurbishment of 600,000 barrels of additional storage and new infrastructure to increase its pumping capacity and operating efficiency. In the Rocky Mountains, $4 million is budgeted for the completion of new tankage associated with the transport of synthetic crude oil, and $32 million for the first phase of the Salt Lake City expansion, as discussed above. Lastly, for Pier 400 Pacific Energy expects to expend $21 million for the completion of the permitting process, acquisition of additional emission credits and engineering. The capital associated with Pier 400 does not include any construction capital, which will be added later in the year upon completion of permitting.

    OTHER MATTERS

    Pacific Energy will host a conference call at 2:00 p.m. ET (11:00 a.m. PT) on Thursday, February 2, 2006, to discuss the results of the fourth quarter and full year 2005 and the guidance for 2006. The dial in number for the live call is 800-446-2782 or 847-413-3235, and the passcode is 13739514.
    The call will be available one hour after the end of the conference call and will be replayed for one week by dialing 888-843-8996 or 630-652-3044 and using 13739514 as the passcode.
    The call will also be available both live and via replay on the Pacific Energy Partners, L.P. website at www.PacificEnergy.com.

    About Pacific Energy:

    Pacific Energy Partners, L.P. is a master limited partnership headquartered in Long Beach, California. Pacific Energy is engaged principally in the business of gathering, transporting, storing and distributing crude oil, refined products and other related products. Pacific Energy generates revenues by transporting such commodities on its pipelines, by leasing capacity in its storage facilities and by providing other terminaling services. Pacific Energy also buys and sells crude oil, activities that are generally complementary to its crude oil operations. Pacific Energy conducts its business through two business units, the West Coast Business Unit, which includes activities in California and the Philadelphia, PA area, and the Rocky Mountain Business Unit, which includes activities in five Rocky Mountain states and Alberta, Canada.

    This news release may include "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included or incorporated herein may constitute forward-looking statements. Although Pacific Energy believes that the forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that may affect Pacific Energy's operations and financial performance. Among the factors that could cause results to differ materially are those risks discussed in Pacific Energy's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2004.
    The estimates associated with the oil release are based on facts known at the time of estimation and the Partnership's assessment of the ultimate outcome. Among the many uncertainties that impact the estimates are the necessary regulatory approvals for and potential modification of remediation plans, changes in costs associated with environmental remediation services and equipment and the possibility of third party legal claims giving rise to additional expenses. Therefore, no assurance can be made that costs incurred in excess of the estimated costs, if any, would not have a material adverse effect on the Partnership's financial condition, results of operations, or cash flows, although the Partnership believes it is likely that most, if not all, of any such excess cost, to the extent attributable to clean-up and third-party claims, would be recoverable through insurance. As new information becomes available in future periods, the Partnership may change its expense accrual and recovery estimates.
    The forward-looking statements in this news release include Pacific Energy's forecasts of net earnings and EBITDA, which are inherently uncertain and based upon assumptions of management as to future market conditions, including the demand for products we transport, regulatory and legal conditions, the non-occurrence of environmental risks and certain other assumptions that may vary significantly from those assumed. The Partnership is undertaking no obligation to update its forecasts of net earnings and EBITDA.
    For additional information about Pacific Energy, please visit its website at www.PacificEnergy.com.

                     PACIFIC ENERGY PARTNERS, L.P.
              CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                              (Unaudited)
            (Amounts in thousands, except per unit amounts)


                            Three Months Ended        Year Ended
                               December 31,          December 31,
                           --------------------  ---------------------
                              2005      2004        2005       2004
                            ---------  --------   ---------  ---------
Operating revenues:
  Pipeline transportation
   revenue                 $  33,581  $ 28,516   $ 116,648  $ 108,395
  Storage and terminaling
   revenue                    21,063     9,804      51,986     37,577
  Pipeline buy/sell
   transportation revenue      6,766     6,978      35,671     18,640
  Crude oil sales, net of
   purchases                   6,350     2,351      19,997     16,787
                            ---------  --------   ---------  ---------
     Net revenues             67,760    47,649     224,302    181,399
                            ---------  --------   ---------  ---------

Expenses:
  Operating                   32,332    22,714     104,397     85,286
  General and
   administrative              5,485     4,148      18,472     15,400
  Accelerated long-term
   incentive plan
   compensation expense           --        --       3,115         --
  Line 63 oil release
   costs                          --        --       2,000         --
  Transaction costs(1)            --        --       1,807         --
  Depreciation and
   amortization                9,711     6,397      29,406     24,173
                            ---------  --------   ---------  ---------
     Total expenses           47,528    33,259     159,197    124,859
                            ---------  --------   ---------  ---------

Share of net income of
 Frontier                        394       138       1,757      1,328

Write-down of idle
 properties                     (450)     (800)       (450)      (800)
                            ---------  --------   ---------  ---------

Operating income              20,176    13,728      66,412     57,068

Net interest expense          (9,041)   (5,466)    (26,720)   (19,209)
Write-off of deferred
 financing costs and
 interest rate swap
 termination expense              --        --          --     (2,901)
Other income (expense)          (268)      426       1,119      1,032
                            ---------  --------   ---------  ---------

Income before income
 tax expense                  10,867     8,688      40,811     35,990
                            ---------  --------   ---------  ---------

Income tax (expense)
 benefit:
  Current                        646      (176)     (1,252)      (326)
  Deferred                       328       122          89         65
                            ---------  --------   ---------  ---------
                                 974       (54)     (1,163)      (261)
                            ---------  --------   ---------  ---------

Net income                 $  11,841  $  8,634   $  39,648  $  35,729
                            ---------  --------   ---------  ---------
                            ---------  --------   ---------  ---------
Net income (loss) for
 the general partner
 interest(2)               $     237  $    173   $    (978) $     715
                            ---------  --------   ---------  ---------
                            ---------  --------   ---------  ---------
Net income for the
 limited partner
 interests(2)              $  11,604  $  8,461   $  40,626  $  35,014
                            ---------  --------   ---------  ---------
                            ---------  --------   ---------  ---------

Weighted average units
 outstanding:
  Basic                       39,298    29,593      32,381     28,406
  Diluted                     39,298    29,665      32,414     28,488
                            ---------  --------   ---------  ---------

Basic and diluted net
 income per limited
 partner unit              $    0.30  $   0.29   $    1.25  $    1.23
                            ---------  --------   ---------  ---------
                            ---------  --------   ---------  ---------


(1) Pursuant to an Ancillary Agreement, our general partner reimbursed us $1.8 million for costs incurred in connection with the sale of our general partner. Generally accepted accounting principles require us to record an expense with the reimbursement shown as a partner's capital contribution.

(2) See "General Partner and Limited Partners Allocation of Net
Income" schedule included herein.



                     PACIFIC ENERGY PARTNERS, L.P.
                              (Unaudited)
                            (In thousands)
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS


                                              Year Ended December 31,
                                              ------------------------
                                                 2005          2004
                                               ---------     ---------
Cash flows from operating activities:
   Net income                                 $  39,648     $  35,729
   Depreciation, amortization, non-cash
    employee compensation under long-term
    incentive plan, deferred income taxes,
    loss on disposal and Frontier(1)
    adjustment                                   34,010        26,349
   Non-cash write-off of deferred financing
    costs                                            --         2,321
   Write-down of idle properties                    450           800
   Net changes in operating assets and
    liabilities                                   1,676        (7,973)
                                               ---------     ---------
       Net cash provided by operating
        activities                               75,784        57,226
                                               ---------     ---------
Cash flows from investing activities:
   Acquisitions                                (462,553)     (138,701)
   Net additions to property and equipment      (51,717)      (16,520)
   Other                                          1,519          (731)
                                               ---------     ---------
       Net cash used in investing activities   (512,751)     (155,952)
                                               ---------     ---------
Cash flows from financing activities:
   Issuance of common units, net of fees and
    offering expenses                           289,284       125,881
   Capital contribution from the general
    partner                                       8,569         2,720
   Net proceeds from senior notes offering      170,889       240,932
   Repayment of term loan                            --      (225,000)
   Proceeds from credit facilities              283,502       140,922
   Repayment of credit facilities              (249,466)     (115,253)
   Deferred financing costs                      (4,573)       (1,227)
   Distributions to partners                    (66,775)      (56,518)
   Issuance of common units pursuant to
    exercise of unit option                         707            --
   Related parties                                 (533)          (47)
                                               ---------     ---------
       Net cash provided by financing
        activities                              431,604       112,410
   Effect of exchange rate changes on cash           44            --
                                               ---------     ---------
Net increase (decrease) in cash and cash
 equivalents                                     (5,319)       13,684
Cash and cash equivalents, beginning of year     23,383         9,699
                                               ---------     ---------
Cash and cash equivalents, end of year        $  18,064     $  23,383
                                               ---------     ---------
                                               ---------     ---------


(1) Net Cash received from (paid to) Frontier was $1,317 and $(44) for the years ended December 31, 2005 and 2004, respectively.


                      SELECTED BALANCE SHEET DATA


                                                   December 31,
                                            --------------------------
                                               2005           2004
                                             ----------     ----------
Current assets(1)                           $  192,115     $   95,545
Total assets                                $1,476,452     $  869,905
Current liabilities                         $  156,187     $   48,045
Long-term debt                              $  565,632     $  357,163
Partners' capital                           $  698,239     $  422,466


(1) Current assets includes cash balances of $18,064 and $23,383 at December 31, 2005 and 2004, respectively.


                    PACIFIC ENERGY PARTNERS, L.P.
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                 AND OPERATING HIGHLIGHTS BY SEGMENT

                 Three Months Ended December 31, 2005
                             (Unaudited)
                            (In thousands)


                       West Coast     Rocky    Intersegment    Total
                       Operations   Mountain       and
                                   Operations  Intrasegment
                                              Eliminations(1)
                       ----------- ---------- --------------- --------
Three Months Ended
 December 31, 2005:
  Segment revenue:
    Pipeline
     transportation
     revenue           $   16,481  $  18,723  $       (1,623) $33,581
    Storage and
     terminaling
     revenue               21,063         --                   21,063
    Pipeline buy/sell
     transportation
     revenue                   --      6,766                    6,766
    Crude oil sales,
     net of purchases       6,441          5             (96)   6,350
                        ----------  ---------                  -------
    Net revenue            43,985     25,494                   67,760
                        ----------  ---------                  -------
  Segment expenses:
    Operating expense      19,730     14,321          (1,719)  32,332
    Depreciation and
     amortization           5,430      4,281                    9,711
                        ----------  ---------                  -------
    Total expenses         25,160     18,602                   42,043
                        ----------  ---------                  -------
  Share of net income
   of Frontier                 --        394                      394
                        ----------  ---------                  -------
  Write-down of idle
   property(2)               (450)        --                     (450)
                        ----------  ---------                  -------
  Operating income(3)  $   18,375  $   7,286                  $25,661
                        ----------  ---------                  -------
                        ----------  ---------                  -------
Operating Data (barrels
 per day, in thousands)
  Line 2000 and Line 63
   pipeline volume          116.1
  Rangeland pipeline
   system:
    Sundre - North                      20.1
    Sundre - South                      52.5
  Western Corridor
   system volume                        27.0
  Salt Lake City Core
   system volume                       119.3
  Rocky Mountain
   Products pipeline(4)                 60.2
  Frontier pipeline
   volume                               50.0


Three Months Ended
 December 31, 2004:
  Segment revenue:
    Pipeline
     transportation
     revenue           $   18,003  $  12,284  $       (1,771) $28,516
    Storage and
     terminaling
     revenue                9,954         --            (150)   9,804
    Pipeline buy/sell
     transportation
     revenue                   --      6,978                    6,978
    Crude oil sales,
     net of purchases       2,471         --            (120)   2,351
                        ----------  ---------                  -------
    Net revenue            30,428     19,262                   47,649
                        ----------  ---------                  -------
  Segment expenses:
    Operating expense      15,000      9,755          (2,041)  22,714
    Depreciation and
     amortization           3,591      2,806                    6,397
                        ----------  ---------                  -------
    Total expenses         18,591     12,561                   29,111
                        ----------  ---------                  -------
  Share of net income
   of Frontier                 --        138                      138
                        ----------  ---------                  -------
  Write-down of idle
   property(2)               (800)        --                     (800)
                        ----------  ---------                  -------
  Operating income(3)  $   11,037  $   6,839                  $17,876
                        ----------  ---------                  -------
                        ----------  ---------                  -------
Operating Data (barrels
 per day, in thousands)
  Line 2000 and Line 63
   pipeline volume          151.7
  Rangeland pipeline
   system:
    Sundre - North                      19.9
    Sundre - South                      48.8
  Western Corridor
   system volume                        21.2
  Salt Lake City Core
   system volume                       112.3
  Frontier pipeline
   volume                               44.1


(1) Eliminations are required to account for revenue on services provided by one subsidiary to another.

(2) Represents a write-down to fair market value of idle property that is expected to be sold.

(3) General and administrative expense and certain other items are not allocated to segments. See "Reconciliation of Operating Income by Segment to Condensed Consolidated Statements of Income" included herein.

(4) Rocky Mountain Products Pipeline was purchased on September 30, 2005 as part of the acquisition of assets from Valero, L.P.



                    PACIFIC ENERGY PARTNERS, L.P.
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                 AND OPERATING HIGHLIGHTS BY SEGMENT

                     Year Ended December 31, 2005
                             (Unaudited)
                            (In thousands)


                       West Coast   Rocky     Intersegment     Total
                       Operations  Mountain        and
                                  Operations   Intrasegment
                                             Eliminations(1)
                       ---------- ---------- --------------- ---------
Year Ended December 31,
 2005:
  Segment revenue:
    Pipeline
     transportation
     revenue           $  63,006  $  60,071  $       (6,429) $116,648
    Storage and
     terminaling
     revenue              52,136         --            (150)   51,986
    Pipeline buy/sell
     transportation
     revenue                  --     35,671                    35,671
    Crude oil sales,
     net of purchases     19,809        374            (186)   19,997
                        ---------  ---------                  --------
    Net revenue          134,951     96,116                   224,302
                        ---------  ---------                  --------
  Segment expenses:
    Operating expense     66,237     44,925          (6,765)  104,397
    Line 63 oil release
     costs                 2,000         --                     2,000
    Depreciation and
     amortization         15,927     13,479                    29,406
                        ---------  ---------                  --------
    Total expenses        84,164     58,404                   135,803
                        ---------  ---------                  --------
  Share of net income
   of Frontier                --      1,757                     1,757
                        ---------  ---------                  --------
  Write-down of idle
   property(2)              (450)        --                      (450)
                        ---------  ---------                  --------
  Operating income(3)  $  50,337  $  39,469                  $ 89,806
                        ---------  ---------                  --------
                        ---------  ---------                  --------
Operating Data (barrels
 per day, in thousands)
  Line 2000 and Line 63
   pipeline volume         119.6
  Rangeland pipeline
   system:(4)
    Sundre - North                    21.0
    Sundre - South                    47.1
  Western Corridor
   system volume                      24.7
  Salt Lake City Core
   system volume                     119.6
  Rocky Mountain
   Products pipeline(5)               60.2
  Frontier pipeline
   volume                             47.3


Year Ended December 31,
 2004:
  Segment revenue:
    Pipeline
     transportation
     revenue           $   67,173  $  47,131  $      (5,909) $108,395
    Storage and
     terminaling
     revenue               38,080         --           (503)   37,577
    Pipeline buy/sell
     transportation
     revenue                   --     18,640                   18,640
    Crude oil sales,
     net of purchases      16,907         --           (120)   16,787
                        ----------  ---------                 --------
    Net revenue           122,160     65,771                  181,399
                        ----------  ---------                 --------
  Segment expenses:
    Operating expense      58,197     33,621         (6,532)   85,286
    Depreciation and
     amortization          14,424      9,749                   24,173
                        ----------  ---------                 --------
    Total expenses         72,621     43,370                  109,459
                        ----------  ---------                 --------
  Share of net income
   of Frontier                 --      1,328                    1,328
                        ----------  ---------                 --------
  Write-down of idle
   property(2)               (800)        --                     (800)
                        ----------  ---------                 --------
  Operating income(3)  $   48,739  $  23,729                 $ 72,468
                        ----------  ---------                 --------
                        ----------  ---------                 --------
Operating Data (barrels
 per day, in thousands)
  Line 2000 and Line 63
   pipeline volume          141.2
  Rangeland pipeline
   system:(4)
    Sundre - North                     21.0
    Sundre - South                     48.1
  Western Corridor
   system volume                       20.2
  Salt Lake City Core
   system volume                      115.1
  Frontier pipeline
   volume                              47.4


(1) Eliminations are required to account for revenue on services provided by one subsidiary to another.

(2) Represents a write-down to fair market value of idle property that is expected to be sold.

(3) General and administrative expense and certain other items are not allocated to segments. See "Reconciliation of Operating Income by Segment to Condensed Consolidated Statements of Income" included herein.

(4) Rangeland Pipeline System was purchased on May 11, 2004 and the Mid Alberta Pipeline (MAPL) was purchased on June 30, 2004.

(5) Rocky Mountain Products Pipeline was purchased on September 30, 2005 as part of the acquisition of assets from Valero, L.P.



                    PACIFIC ENERGY PARTNERS, L.P.
                             (Unaudited)
           (Amounts in thousands, except per unit amounts)

     RECONCILIATION OF OPERATING INCOME BY SEGMENT TO CONDENSED
                   CONSOLIDATED STATEMENTS OF INCOME


                             Three Months Ended        Year Ended
                                 December 31,         December 31,
                             -------------------  --------------------
                               2005      2004       2005       2004
                              --------  --------   --------  ---------
Operating income by segment:
  West Coast                 $ 18,375  $ 11,037   $ 50,337  $  48,739
  Rocky Mountain                7,286     6,839     39,469     23,729
                              --------  --------   --------  ---------
                               25,661    17,876     89,806     72,468
General expenses and other
 income/(expense):(1)
  General and administrative
   expense                     (5,485)   (4,148)   (18,472)   (15,400)
  Accelerated long-term
   incentive plan
   compensation expense(2)         --        --     (3,115)        --
  Transaction costs(3)             --        --     (1,807)        --
  Interest expense             (9,041)   (5,466)   (26,720)   (19,209)
  Write-off of deferred
   financing cost and
   interest rate swap
   termination expense(4)          --        --         --     (2,901)
  Other income                   (268)      426      1,119      1,032
  Income tax (expense)
  benefit                         974       (54)    (1,163)      (261)
                              --------  --------   --------  ---------
Net income                   $ 11,841  $  8,634   $ 39,648  $  35,729
                              --------  --------   --------  ---------
                              --------  --------   --------  ---------

    GENERAL PARTNER AND LIMITED PARTNERS ALLOCATION OF NET INCOME


                             Three Months Ended        Year Ended
                                 December 31,         December 31,
                             -------------------  --------------------
                               2005      2004       2005       2004
                              --------  --------   --------  ---------

Net income                   $ 11,841  $  8,634   $ 39,648  $  35,729
                              --------  --------   --------  ---------
Transaction costs reimbursed
 by general partner:
  Senior notes consent
   solicitation and other
   costs                           --        --        893         --
  Severance costs                  --        --        914         --
                              --------  --------   --------  ---------
    Total transaction costs
     reimbursed by general
     partner                       --        --      1,807         --
                              --------  --------   --------  ---------
Income before transaction
 costs reimbursed by general
 partner                       11,841     8,634     41,455     35,729
General partner's share of
 income                             2%        2%         2%         2%
                              --------  --------   --------  ---------
General partner allocated
 share of net income before
 transaction costs                237       173        829        715
Transaction costs reimbursed
 by general partner(3)             --        --     (1,807)        --
                              --------  --------   --------  ---------
Net income (loss) allocated
 to general partner          $    237  $    173   $   (978) $     715
                              --------  --------   --------  ---------
                              --------  --------   --------  ---------
Income before transaction
 costs reimbursed by general
 partner                     $ 11,841  $  8,634   $ 41,455  $  35,729
Limited partners' share of
 income                            98%       98%        98%        98%
                              --------  --------   --------  ---------
Limited partners' share of
 net income                  $ 11,604  $  8,461   $ 40,626  $  35,014
                              --------  --------   --------  ---------
                              --------  --------   --------  ---------

Net income (loss) allocated
 to general partner          $    237  $    173   $   (978) $     715
Net income allocated to
 limited partners              11,604     8,461     40,626     35,014
                              --------  --------   --------  ---------
Net income                   $ 11,841  $  8,634   $ 39,648  $  35,729
                              --------  --------   --------  ---------
                              --------  --------   --------  ---------

(1) General and administrative expenses, accelerated long-term incentive plan expense, transaction costs, interest expense, write-off of deferred financing costs and interest rate swap termination expense, other income and income tax expense are not allocated among the West Coast and Rocky Mountain business units.

(2) On March 3, 2005, in connection with the change in control of the Partnership's general partner, all restricted units outstanding under the Long-Term Incentive Plan became immediately vested pursuant to the terms of the grants. The Partnership recognized accelerated compensation expense of $3.1 million relating to the vesting.

(3) Pursuant to an Ancillary Agreement, our general partner reimbursed us $1.8 million for costs incurred in connection with the sale of our general partner. Generally accepted accounting principles require us to record an expense with the reimbursement shown as a partner's capital contribution.

(4) In June 2004, in connection with the repayment of our term loan, we had a $2.3 million non-cash write-down of deferred financing costs and incurred a $0.6 million cash expense to terminate related interest rate swaps.



                    PACIFIC ENERGY PARTNERS, L.P.

       RECONCILIATION OF NET INCOME TO RECURRING NET INCOME(1)

                             (Unaudited)
           (Amounts in thousands, except per unit amounts)


                         Three Months Ended           Year Ended
                             December 31,            December 31,
                       -----------------------  ----------------------
                          2005        2004         2005        2004
                        ----------  ----------   ----------  ---------
Net income             $   11,841  $    8,634   $   39,648  $  35,729
  Add: Line 63 oil
   release costs(2)            --          --        2,000         --
  Add: Accelerated
   long-term incentive
   plan compensation
   expense(3)                  --          --        3,115         --
  Add: Transaction
   costs(4)                    --          --        1,807         --
  Add: Write-off of
   deferred financing
   cost and interest
   rate swap
   termination
   expense(5)                  --          --           --      2,901
  Add: Write-down of
   idle properties(6)         450         800          450        800
                        ----------  ----------   ----------  ---------
Recurring net income       12,291       9,434       47,020     39,430
Recurring net income
 for the general
 partner interest             246         189          940        789
                        ----------  ----------   ----------  ---------

Recurring net income
 for the limited
 partner interest      $   12,045  $    9,245   $   46,080  $  38,641
                        ----------  ----------   ----------  ---------
                        ----------  ----------   ----------  ---------
Basic and diluted
 recurring net income
 per limited partner
 unit                  $     0.31  $     0.31   $     1.42  $    1.36
                        ----------  ----------   ----------  ---------
                        ----------  ----------   ----------  ---------


(1) Recurring net income is a non-GAAP financial measure. This measure is used to more precisely compare year over year net income by eliminating one-time, non-recurring charges. You should not consider Recurring Net Income as an alternative to net income, income before taxes, cash flow from operations, or any other measure of financial performance presented in accordance with accounting principles generally accepted in the United States. Our Recurring Net Income may not be comparable to similarly titled measures of other entities.

(2) On March 23, 2005, there was an oil release of approximately
3,400 barrels in northern Los Angeles County. Although this event involved an outlay of cash, we believe these costs are unusual and are not indicative of the Partnership's recurring earnings.

(3) On March 3, 2005, in connection with the change in control of the Partnership's general partner, all restricted units outstanding under the Long-Term Incentive Plan became immediately vested pursuant to the terms of the grants. The Partnership recognized accelerated compensation expense of $3.1 million relating to the vesting.

(4) Pursuant to an Ancillary Agreement, our general partner reimbursed us $1.8 million for costs incurred in connection with the sale of our general partner. Generally accepted accounting principles require us to record an expense with the reimbursement shown as a partner's capital contribution.

(5) In June 2004, in connection with the repayment of our term loan, we had a $2.3 million non-cash write-down of deferred financing costs and incurred a $0.6 million cash expense to terminate related interest rate swaps.

(6) Represents a write-down to fair market value of idle properties that are expected to be sold.



                    PACIFIC ENERGY PARTNERS, L.P.

      RECONCILIATION OF NET INCOME TO DISTRIBUTABLE CASH FLOW(1)
                             (Unaudited)
                        (Amounts in thousands)


                         Three Months Ended           Year Ended
                            December 31,             December 31,
                       -----------------------  ----------------------
                          2005        2004         2005        2004
                        ----------  ----------   ----------  ---------

Net income             $   11,841  $    8,634   $   39,648  $  35,729
Depreciation and
 amortization               9,711       6,397       29,406     24,173
Amortization of debt
 issue costs and
 accretion of discount
 on long-term debt            603         441        2,027      1,537
Non-cash employee
 compensation under
 long-term incentive
 plan                          --        (244)       1,429        857
Write-off of deferred
 financing costs(2)            --          --           --      2,321
Write-down of idle
 property(3)                  450         800          450        800
Loss on disposal of
 idle property                220          --          220         --
Transaction costs(4)           --          --        1,807         --
Deferred income tax
 expense (benefit)           (328)       (122)         (89)       (65)
Sustaining capital
 expenditures              (2,997)       (493)      (6,067)    (1,953)
                        ----------  ----------   ----------  ---------
   Distributable cash
    flow(5)                19,500      15,413       68,831     63,399
Less net (increase)
 decrease in operating
 assets and
 liabilities              (11,916)     (1,301)       1,676     (7,973)
Less share of income
 of Frontier                 (394)       (138)      (1,757)    (1,328)
Add net distributions
 from Frontier (deduct
 contributions to
 Frontier)                     --          --        1,317        (44)
Less non-cash employee
 compensation under
 long-term incentive
 plan added (deducted)
 above                         --         244       (1,429)      (857)
Employee compensation
 under long-term
 incentive
 plan                          --         299        2,886      2,076
Less transaction costs         --          --       (1,807)        --
Add other non-cash
 adjustments                  (58)         --           --         --
Add sustaining capital
 expenditures               2,997         493        6,067      1,953
                        ----------  ----------   ----------  ---------
   Net cash provided
    by operating
    activities         $   10,129  $   15,010   $   75,784  $  57,226
                        ----------  ----------   ----------  ---------
                        ----------  ----------   ----------  ---------
   General partner
    interest in
    distributable cash
    flow               $      390  $      308   $    2,049  $   1,764
   Limited partner
    interest in
    distributable cash
    flow                   19,110      15,105       66,782     61,635
                        ----------  ----------   ----------  ---------
   Total distributable
    cash flow          $   19,500  $   15,413   $   68,831  $  63,399
                        ----------  ----------   ----------  ---------
                        ----------  ----------   ----------  ---------


(1) Distributable Cash Flow provides additional information for evaluating our ability to make the minimum quarterly distribution and is presented solely as a supplemental measure. You should not consider Distributable Cash Flow as an alternative to net income, income before taxes, cash flow from operations, or any other measure of financial performance presented in accordance with accounting principles generally accepted in the United States. Our Distributable Cash Flow may not be comparable to similarly titled measures of other entities. Additional information regarding distributable cash flow is included in our annual report on Form 10-K for the year ended December 31, 2004.

(2) In June 2004, in connection with the repayment of our term loan, we had a $2.3 million non-cash write-down of deferred financing cots and incurred a $0.6 million cash expense to terminate related interest rate swaps.

(3) Represents a write-down to fair market value of idle property that is expected to be sold.

(4) Pursuant to an Ancillary Agreement, our general partner reimbursed us $1.8 million for costs incurred in connection with the sale of our general partner. Generally accepted accounting principles require us to record an expense with the reimbursement shown as a partner's capital contribution.

(5) For the year ended December 31, 2005, distributable cash flow has been reduced by $2.0 of oil release costs and $1.9 million of cash costs associated with the accelerated vesting of units. For year ended December 31, 2004, distributable cash flow has been reduced by $0.6 million cash expense to terminate interest rate swaps.



                    PACIFIC ENERGY PARTNERS, L.P.

      RECONCILIATION OF NET INCOME GUIDANCE TO EBITDA GUIDANCE(1)
                             (Unaudited)

                        (Amounts in millions)


                          Three Months Ended          Year Ended
                            March 31, 2006         December 31, 2006
                        ----------------------   ---------------------
                           Low        High          Low        High
                        ---------- -----------   ---------- ----------
Net income guidance(2)  $    13.3  $     15.6    $    63.4  $    70.0
  Add: Depreciation and
   amortization               9.5        10.0         40.0       41.0
  Add: Interest
   expense(3)                 8.7        10.0         38.0       39.0
  Add: Income tax
   expense(4)                  --         0.4          1.0        1.0

                         ---------  ----------    ---------  ---------
Earnings before
 interest, tax,
 depreciation and
 amortization (EBITDA)  $    31.5  $     36.0    $   142.4  $   151.0
                         ---------  ----------    ---------  ---------
                         ---------  ----------    ---------  ---------


(1) The guidance for the three months ending March 31, 2006 and for the twelve months ending December 31, 2006 are based on assumptions and estimates that we believe are reasonable given our assessment of historical trends, business cycles and other information reasonably available. However, our assumptions and future performance are both subject to a wide range of business risks and uncertainties so no assurance can be provided that actual performance will fall within the guidance ranges. Please see "Forward-Looking Statements" above. These risks and uncertainties, as well as other unforeseeable risks and uncertainties, could cause our actual results to differ materially from those in the table. This financial guidance is given as of the date hereof, based on information known to us as of February 1, 2006. We undertake no obligation to publicly update or revise any forward-looking statements.

(2) Included in the net income guidance for the year ended December 31, 2006, is forecast general and administrative expense of $20 million to $21 million, including non-cash long-term incentive plan expense of $1.5 million.

(3) Included for the year ended December 31, 2006, is non-cash interest expense of $2.4 million.

(4) Included for the year ended December 31, 2006, is forecast cash tax expense of $3.5 million and a deferred tax benefit of $2.4 million.


    CONTACT: Pacific Energy Partners, L.P.
             Aubrye Harris, 562-728-2871
             Fax: 562-728-2881
             Email: AHarris@PacificEnergy.com